UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2004

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01. Other Events.

Halliburton announced that on December 1, 2004, the Honorable Terrence F. McVerry of the United States District Court for the Western District of Pennsylvania signed an order that will resolve the company’s asbestos liability after a 30 day waiting period ending on December 31, 2004.

Item 7.01. Regulation FD Disclosure.

On December 3, 2004 registrant issued a press release entitled “Halliburton Says Court Order Makes Final Asbestos Settlement ‘Imminent.’ ”

The text of the press release is as follows:

Halliburton Says Court Order Makes Final Asbestos Settlement “Imminent”

HOUSTON, Texas - Halliburton (NYSE: HAL) announced today that on December 1, 2004, the Honorable Terrence F. McVerry of the United States District Court for the Western District of Pennsylvania signed an order that will resolve the company’s asbestos liability after a 30 day waiting period ending on December 31, 2004.

Also, Halliburton is clarifying that the Third Circuit Court of Appeals decision in the Combustion Engineering (CE) bankruptcy case has no impact on the bankruptcy of DII Industries, Kellogg Brown & Root and various other Halliburton subsidiaries (DII/KBR) for a number of significant reasons.

First, the primary reason is that the structure of the DII/KBR bankruptcy is significantly different than the structure utilized in the CE bankruptcy.  Specifically, in the DII/KBR bankruptcy, unlike in CE (in relation to ABB Lummus Global and Basic Inc.), there are no asbestos-related liabilities being channeled to the trust that are not the liability of the Debtors or derivative of the Debtors' liabilities.  Second, in the DII/KBR bankruptcy, unlike in CE, there is not even an allegation or a suggestion of disparity of treatment between the settled claimants and the unsettled claimants, including the future claimants.  Moreover, to the extent that there are insurance-related matters at issue, in the DII/KBR bankruptcy, unlike in the CE bankruptcy, there is no assignment of any insurance rights and the so-called "insurance neutrality" provision in the DII/KBR bankruptcy is more protective of insurers' rights than is the insurance neutrality provision in CE. Finally, unlike in CE, there are no objections at all in the DII/KBR bankruptcy as all matters with the insurers have been resolved and, unlike in CE, no asbestos claimants or law firms' representing asbestos claimants objected to any portion of the DII/KBR Plan.

For all of the above reasons, the CE decision has no impact on the DII/KBR bankruptcy and Halliburton anticipates concluding the bankruptcy by year-end with funding of the trusts by the end of January 2005.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of being unable to complete the proposed settlement of asbestos and silica liabilities, the risks that a completed settlement of asbestos and silica liabilities may not address all asbestos and silica exposure, the risks of having material subsidiaries in Chapter 11 proceedings, the risks of audits and investigations of the company by domestic and foreign government agencies and legislative bodies and potential adverse proceedings and findings by such agencies, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K/A for the year ended December 31, 2003 and Form 10-Q for the quarter ended September 30, 2004 for a more complete discussion of such risk factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: December 3, 2004	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary